Exhibit 99.1
CARDIOGENESIS ANNOUNCES PASSING OF DIRECTOR, JOSEPH R. KLETZEL, II
Irvine, California (January 17, 2007) Cardiogenesis Corporation (OTC: CGCP), is deeply saddened to announce that Joseph R. Kletzel, II, valued member of the Cardiogenesis Board of Directors, died on Monday, January 15.
He was very well respected in the medical device industry as a leader and a man of impeccable integrity. Mr. Kletzel had been a member of Cardiogenesis’ Board of Directors since 2001 and employed in a series of senior management positions beginning in 2004, most recently serving as Executive Chairman since November, 2006.
Richard Lanigan, President of Cardiogenesis, noted. “Joe will be greatly missed, both as a respected colleague and as a friend, whose integrity and respect for others will always be remembered.”
Previous to joining Cardiogenesis, Mr. Kletzel’s medical device career achievements included positions as Chief Operating Officer for Advanced Tissue Sciences in La Jolla, California; President of the Research Division of Fisher Scientific International in Pittsburgh, Pennsylvania; and President and COO of Devon Industries in Chatsworth, California. He earned his BS in Biology from Villanova University and achieved the rank of Captain while serving on active duty in the U.S. Marine Corps.
About Cardiogenesis Corporation
Cardiogenesis is a medical device company specializing in the treatment of cardiovascular disease and is a leader in devices that stimulate cardiac angiogenesis. The Company’s market leading Holmium: YAG laser system and disposable fiber-optic accessories are used to perform a FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR) to treat patients suffering from angina. Surgical products and accessories for the Cardiogenesis TMR procedure, which are marketed in the U.S. and around the world, have been shown to reduce angina and improve the quality of life in patients with coronary artery disease. Surgical products and accessories for the Company’s minimally invasive Percutaneous Myocardial Channeling (PMC) procedure are currently being marketed in Europe and other international markets.
For more information on the Company and its products, please visit the Cardiogenesis company website at http://www.cardiogenesis.com or the direct to patient website at http://www.heartofnewlife.com/.
With the exception of historical information, the statements set forth above include forward-looking statements. Any forward-looking statements in this news release related to the Company’s sales, profitability, the adoption of its technology and products and FDA clearances are based on current expectations and beliefs and are subject to numerous risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially. Factors that could affect the accuracy of these forward-looking statements include, but are not limited to: any inability by the Company to sustain profitable operations or obtain additional financing on favorable terms if and when needed; any failure to obtain required regulatory approvals; failure of the medical community to expand its acceptance of TMR or PMC procedures; possible adverse governmental rulings or regulations, including any FDA regulations or rulings; the Company’s ability to comply with international and domestic regulatory requirements; possible adverse Medicare or other third-party reimbursement policies or adverse changes in those policies; any inability by the Company to ship product on a timely basis; the Company’s ability to manage its growth; adverse economic developments that could adversely affect the market for our products or our ability to raise needed financing; actions by our competitors; restrictions contained in our convertible debt obligations requiring the issuance of shares rather than repayment in cash; and the Company’s ability to protect its intellectual property. Other factors that could cause Cardiogenesis’ actual results to differ materially are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, and the Company’s other recent SEC filings. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.